Exhibit 10.23

                      EMPLOYMENT AND NON-COMPETE AGREEMENT

      This Employment and Non-Compete Agreement is entered into effective as of the 1st day of January 2005, by and between AmeriFirst, Inc., a Delaware corporation (the "Company"), and John G. Tooke (the "Employee").

A. PURPOSE AND INTENT

The Company wishes to attract and retain well-qualified executives and key personnel and to assure itself of the continuity of its management. The Employee will serve as the Chief Executive Officer of the Company and as an executive officer of one or more of its subsidiaries and affiliates, and the Company desires to be assured of the continued services of the Executive.

B. DUTIES AND COMPENSATION

      1. Duties. For so long as Employee is employed by the Company, Employee shall perform such duties as may be assigned by the Company, consistent with the duties of a CEO and subject to the Company's policies and procedures as may be adopted from time, whether written or not. Employee agrees to devote his full-time best efforts, energy and skill to the performance of his duties under this Agreement in a manner which will further the business and interests of the Company.

      2. Salary and Bonus.

      (a) In exchange for the services Employee shall provide Company under this Agreement, during the term hereof, Company agrees to pay Employee a base salary of Twelve Thousand Five Hundred Dollars ($12,500) per month, effective as of July 1, 2004. Base salary shall be payable in bi-weekly installments.

      (b) Employee shall be paid a bonus equal to five percent (5%) of the Company's Net Operating Income up to a maximum annual bonus of $250,000 (the "NOI Bonus"). The NOI Bonus shall be calculated on a trailing twelve month basis and shall be paid quarterly by the 15th day of the month following each quarter end. Upon receipt of audited or reviewed annual financial statements from the Company's regular certified public accountants, any adjustment to the NOI Bonus required to reflect the actual net operating income of the Company shall be immediately paid to Employee (if such adjustment shows amounts due to Employee) or deducted from the next scheduled payment of the NOI Bonus (if such adjustment shows amounts due from Employee). As used herein, "Net Operating Income" shall mean the Company's gross revenue, less expenses and before principal payments due on Operational Loans or Non-Operational Loans (as those terms are defined in that certain Recapitalization Agreement of the Company dated as of December 31,
2004).

      (c) Employee shall also be entitled to additional bonuses, as may be awarded from time to time by the Board of Directors of Company.

      3. Other Benefits. During the Term of this Agreement, Employee shall be entitled to participate in such benefit plans as may be made available from time to time by the Company, including health insurance benefits. Employee shall also receive an automobile provided at the expense of the Company, consistent with prior practice, and reimbursement of business expenses consistent with such policies and procedures as are adopted by the Company.

      4. Taxes. Employee acknowledges that any amounts payable under this Agreement, including salary payable under Section 2 hereof, shall be paid subject to all applicable taxes required to be withheld by Company under federal, state or local law. Company will withhold and remit taxes in accordance with applicable law. Employee agrees that Employee is solely responsible for all taxes imposed by reason of receipt of any amounts of compensation or benefits payable under this Agreement.

      6.12 C. TERM AND TERMINATION

      1. Term. The Company agrees to employ Employee, subject to the terms and conditions hereof, for a period of two (2) years, unless earlier terminated as provided below. Thereafter, this Agreement shall automatically renew for additional one (1) year terms, unless earlier terminated as provided below.

      2. Termination for Cause. The Company, acting through its Board of Directors, may terminate this Agreement, effective immediately upon written notice to Employee (or his estate or guardian, if applicable), for any of the following reasons ("Cause"):

      (a) Employee's death;

      (b)  Employee's  total  disability to perform his normal duties for ninety
(90) days or more during this Agreement;

      (c) Employee's conviction or entering a plea of guilty or nolo contendere to his alleged commission, as principal, accomplice or accessory, of a felony or any crime involving moral turpitude;

      (d) Employee's violation of any covenant set forth in the Stockholders' Agreement or Recapitalization Agreement dated of even date herewith, which violation is not cured within thirty (30) days of receipt of written notice of same; or

      (e) unauthorized disclosure or threatened disclosure of any trade secret or Confidential Information (as defined below) of Company or the commission of an intentional act which constitutes a breach of Employee's noncompetition or nonsolicitation obligations to Company as set forth herein.

      3. Effect of Termination. Upon termination of this Agreement, neither party shall have any further obligation to the other hereunder other than payments due by the Company for the services of Employee through the date of termination and reimbursement for expenses incurred through the date of termination.

D. CONFIDENTIALITY OF INFORMATION

      1. Information. Employee acknowledges that in his position with Company Employee will be exposed to and receive information relating to the confidential affairs of Company or its affiliates, including, but not limited to, business and marketing plans, pricing and cost information, competitive data, financing, expansion plans, business policies and practices, and other information considered by Company or any of its affiliates to be confidential and in the nature of trade secrets (collectively, the "Confidential Information"). Employee agrees that during the term of this Agreement and for a period of one (1) year after the termination of Employee's service as President, Employee will keep the Confidential Information confidential, not use it for his personal benefit or the benefit of any person or entity other than Company, not disclose it to any third person or entity without the prior written consent of Company, and will not take or fail to take any action which will cause the Confidential Information to lose its confidential nature.

      2. Return of Confidential Information and Company Property. Employee acknowledges and agrees that all files, records, data, material and customer lists used or obtained by Employee in the course of his employment with Company are the property of Company and will not be removed from the Company's offices in any form without the Company's consent. Employee agrees to return to the Company, on or promptly after his resignation or termination, all Company property or copies thereof (in whatever form) including, but not limited to, files, records, computer access codes, credit cards, computer programs, keys, card key passes, manuals, documents, business plans and other property which Employee received or prepared or helped to prepare in connection with his employment with Company. Furthermore, Employee agrees to assign to Company all right, title and interest in such property, and any other inventions, discoveries or works of authorship that Employee creates within the scope and during the course of his employment.

E. NON-COMPETE

      1. For so long as Employee is employed by the Company, and for a period of twenty-four (24) months thereafter, the Employee will not directly or indirectly own, manage, operate, control, be employed by, or contract with any person or business engaged in the Restricted Business and domiciled in the State of Florida or Camden County, Georgia. As used herein, the Restricted Business shall mean the business of purchasing life insurance policies from policy owners desiring to sell their life insurance policy for less than face value, also known as the viatical and life settlements business.

F. MISCELLANEOUS

      1. This Agreement shall be construed, and the validity, performance and enforcement thereof shall be governed, by the laws of the State of Florida.

      2. If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

      3. In the event of any dispute hereunder, the prevailing party shall be entitled to recover its costs and fees, including attorneys' fees and expenses.

      4. This Agreement may be assigned by the Company to its parent or any entity controlled by, or under common control with Company, without the consent of Employee. Any other assignment of this Agreement shall require the consent of Employee. This Agreement shall terminate upon the filing by or against the Company of any petition in bankruptcy or other insolvency proceeding.

      5. This Agreement represents Employee's entire understanding with Company with regard to his employment and may be changed only by a written agreement signed by an authorized representative of Company and Employee.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the day and year first above written.

EMPLOYEE:                              COMPANY:

                                       AmeriFirst, Inc.

/s/ John G. Tooke                      By: /s/ Irving Y. Strickstein
-----------------------------------    -----------------------------------------
John G. Tooke                             Irving Y. Strickstein
                                          Chairman of the Board of Directors